PROMISSORY NOTE

$10,000,000                                                 Salt Lake City, Utah
                                                            April 14, 1997


                  FOR VALUE RECEIVED, and good and valuable consideration, the undersigned, IOMED, Inc., a Utah corporation with offices at 3385 West 1820 South, Salt Lake City, Utah 84104 (the "Company"), unconditionally promises to pay to Elan International Management, Ltd., a Bermuda corporation, or any other holder of this Note (the "Holder"), at such place as may be designated by the Holder to the Company, the principal amount of $10,000,000, together with interest thereon, from and after the date hereof, at a rate per annum equal to the lesser of (x) the rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office as its prime or base rate (such rate being initially, on the date hereof, 8.50%) plus 1% per year and (y) the maximum rate of interest permitted by applicable law, compounded on semi-annual basis, such compounding to commence on October 15, 1997. This Note (including accrued and unpaid interest on this Note) shall be due and payable on April 14, 1999; provided, that if the Company shall have completed its initial public offering of equity securities prior to such date, this Note shall become due and payable upon completion of such offering, as provided in the Agreement (as defined below). Interest on and the principal amount of this Note shall be paid solely as provided below. The interest rate hereunder shall be adjusted on a semi-annual basis, prospectively, on each July 1 and January 1 from the date hereof until repayment is complete, to the then-current Prime Rate.

                  This Note is not prepayable by the Company without the prior written consent of the Holder, in its sole discretion.

                  This Note (and interest hereon) shall immediately become due and payable, without notice or deemed, upon the occurrence of any of the following events: the filing by or against the Company of any petition under the United States Bankruptcy Act or any similar state proceeding (which, in the event of a filing against the Company, is not cured or stayed within 30 days); application for, or appointment of, a receiver of the Company's property; appointment of a committee of the Company's creditors; making by the Company of an assignment for benefit of creditors; or default in payment or performance of this Note or of any of the obligations of this Note.

                  The Company hereby waives grace, demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

In the event of any default or breach of this Note by the Company, this Note (and accrued and unpaid interest on this Note) shall, in additional to all other rights and remedies of

                  In the event of any default or breach of this Note by the Company, this Note (and accrued and unpaid interest on this Note) shall, in addition to all other rights and remedies of the Holder, be and become immediately due and payable; this Note shall continue to bear interest after such default or breach at the interest rate otherwise in effect hereunder. This
Note is made in connection with a Note Purchase and Warrant Agreement dated as of the date hereof (the "Agreement") between the Company and the Holder originally named herein. This Note (and accrued interest hereon) shall be repaid solely as provided in the Agreement. This note is the A Note referred to in the Agreement.

                  This Note may not be changed or terminated orally and shall be construed in accordance with the internal laws of the State of New York without reference to the principles of conflict of laws thereof.

                  IN WITNESS WHEREOF, the Company has executed this Note on the date first above written.

                                    IOMED, Inc.

                                    By: /s/ Ned M. Weinshenker
                                    Ned M. Weinshenker
                                    President and Chief Executive Officer


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